EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) dated as of June 27, 2024 (the “Effective Date”) amends the Employment Agreement, effective as of July 23, 2021 (the “Agreement”) by and between Twin Vee PowerCats Co. (the “Corporation”) and Preston Yarborough (“Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, the Corporation desires to amend the Agreement to change Executive’s Base Salary.

NOW THEREFORE, for the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1. Amendment.

Section 4(a) is hereby deleted in its entirety and replaced with the following:

“(a) Base Salary. During the Term of this Agreement, Executive shall receive a base salary at a gross rate of Two Hundred Thousand Dollars ($200,000) per annum (the “Base Salary”), payable in substantially equal installments in accordance with the Company’s normal payroll practices for payment of its employees, as in effect from time to time. Executive’s Base Salary shall be subject to upward adjustment from time to time, as determined by the Board (or a committee thereof) in its sole discretion, but shall not be adjusted downward.

2. Severability. The provisions of this Amendment are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3. No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Choice of Law. This Amendment shall be construed and interpreted in accordance with the internal laws of the State of Florida without regard to its conflict of laws principles.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

Corporation:

TWIN VEE POWERCATS CO.

By:	/s/ Joseph C. Visconti
Name:	Joseph C. Visconti
Title:	CEO and President

Executive:

/s/ Preston Yarborough

Preston Yarborough

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